Exhibit 15(a)


May 8, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that our report dated May 5, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) has been incorporated by reference by UniSource Energy Corporation in the Prospectuses constituting part of its Registration Statements on Form S-8 (Nos. 333-43765, 333-43767 and 333-43769) and by
Tucson Electric Power Company in the Prospectus constituting part of its Registration Statement on Form S-3 (No, 33-55732).
We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


Price Waterhouse LLP
Phoenix, Arizona